EXHIBIT 32.2

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the accompanying annual report of Emerald Oil, Inc., referred to as the Company, on Form 10-K for the year ended December 31, 2013, referred to as the report, I, Paul Wiesner, Chief Financial Officer of the Company, hereby certify that, to the best of my knowledge:

(a)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2014	/s/ PAUL WIESNER
Paul Wiesner
Chief Financial Officer
(principal financial officer)